UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

Global Innovative Platforms Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-56235	85-3816149
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

570 Lexington Green Lane, Sanford, Florida 32771

 (Address of principal executive office)

321-230-3739

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On October 1, 2026, Global Innovative Platforms, Inc. (the “Company”) entered into a Services Agreement (the “Services Agreement”) with Atlas Bookkeeping, LLC, a Nevada limited liability company (“Atlas”). Atlas is owned and controlled by David R. Wells, who, as described under Item 5.02 below, has been appointed as Fractional Chief Financial Officer of the Company.

Under the Services Agreement, Atlas provides the Company with (i) bookkeeping and accounting services, including maintenance of the Company’s accounting records and general ledger, reconciliation of the Company’s financial transactions, performance of the monthly close and preparation of monthly financial statements on an accrual basis in accordance with generally accepted accounting principles; (ii) SEC reporting support, including the preparation of supporting schedules, workpapers and draft financial statements for the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, assistance with current reports on Form 8-K, coordination of the Company’s filings on EDGAR with the Company’s filing agent, and coordination with the Company’s independent registered public accounting firm; and (iii) CFO advisory services, including financial planning, cash flow planning and financial modeling.

The Company pays Atlas a recurring fee of $8,000 per month. The Services Agreement has no fixed term. Either party may terminate the Services Agreement upon 30 days’ prior written notice for any reason, or upon a material breach by the other party that remains uncured 15 days after written notice. The Services Agreement provides that Atlas acts as an independent contractor, contains reciprocal indemnification obligations and customary disclaimers and limitations of liability, is governed by Delaware law, and provides for a waiver of jury trial. The Services Agreement also sets forth the terms and conditions of Mr. Wells’s service as an officer of the Company, which are described under Item 5.02 below.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Designation of Principal Financial Officer and Principal Accounting Officer.

Effective October 1, 2026, in connection with the appointment described under paragraph (c) below, Andrew Brown ceased to serve as the Company’s principal financial officer and principal accounting officer. Mr. Brown continues to serve as the Company’s Chief Executive Officer and principal executive officer and as a member of the Board of Directors of the Company (the “Board”). The change in Mr. Brown’s designation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Fractional Chief Financial Officer.

On October 1, 2026, the Board appointed David R. Wells, age 64, as Fractional Chief Financial Officer of the Company and designated Mr. Wells as the Company’s principal financial officer and principal accounting officer, in each case effective October 1, 2026.

Mr. Wells, age 64, has more than 30 years of experience in finance, operations and administrative positions, primarily with medical device and technology companies. Since July 2021, Mr. Wells has been the owner of Atlas Bookkeeping, LLC, a Nevada corporation ("Atlas") where he provides CFO-level advisory services to public and private companies. Since December 2025, Mr. Wells has served as the Fractional CFO to Functional Brands Inc., (OTC Markets: MEHA) providing CFO guidance following the company's listing on Nasdaq and subsequent listing on the OTC Markets. From August 2023 to May 2025, Mr. Wells served as Chief Financial Officer of Envoy Medical, Inc. (Nasdaq: COCH), where he provided strategic CFO guidance following the company's deSPAC transaction. From June 2021 to September 2022, Mr. Wells served as Chief Financial Officer of GHS Investments, LLC, a private equity fund. Since December 2022, Mr. Wells has served as a member of the Board of Directors of HeartSciences, Inc. (Nasdaq: HSCS). Mr. Wells has a bachelor's degree in finance and entrepreneurship from Seattle Pacific University and a master of business administration from Pepperdine Graziadio Business School.

There are no family relationships between Mr. Wells and any director or executive officer of the Company.

Mr. Wells will not receive compensation directly from the Company for his service as Fractional Chief Financial Officer. His services are provided through Atlas pursuant to the Services Agreement described under Item 1.01 above, under which the Company pays Atlas $8,000 per month, or $96,000 on an annualized basis. Because Mr. Wells owns and controls Atlas, he has an indirect material interest in the Services Agreement. During the fiscal year ended December 31, 2025, Atlas did not receive any compensation from the Company. Other than the Services Agreement, there is no transaction since the beginning of the Company’s last fiscal year, and no currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. Wells had or will have a direct or indirect material interest.

Under the Services Agreement, the appointment and continued service of Mr. Wells as an officer of the Company are subject to conditions, including that the Company bind and maintain directors’ and officers’ liability insurance naming Mr. Wells as an insured and including Side A coverage, that Atlas continue to be engaged to maintain the Company’s books and records, and that Mr. Wells have view access to the Company’s bank accounts and to the activity of the Company’s transfer agent. If those conditions cease to be satisfied and are not timely cured, Mr. Wells may resign as an officer of the Company without affecting Atlas’s fees or the other provisions of the Services Agreement. The Board may remove Mr. Wells from office at any time, with or without cause.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. Wells providing for indemnification of, and advancement of expenses to, Mr. Wells to the fullest extent permitted by the General Corporation Law of the State of Delaware and the Company’s certificate of incorporation and bylaws. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Wells and any other person pursuant to which he was appointed as an officer of the Company, other than the Services Agreement.

Item 7.01   Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the appointment of Mr. Wells as Fractional Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release of Global Innovative Platforms, Inc., dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE PLATFORMS, INC.

Date: October 6, 2026	By:	/s/ Andrew Brown
Andrew Brown
Chief Executive Officer